EXHIBIT 3.1
                           CERTIFICATE OF ELIMINATION
                                       OF
                           THE CLASS A PREFERRED STOCK
                                       OF
                               DIODES INCORPORATED

                  Diodes Incorporated, a corporation organized and existing under the laws of the State of Delaware (the "Company"), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows:

1. That the Certificate of Incorporation, as amended to date, of the Company authorizes 31,000,000 shares of capital stock, which consists of 30,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.

2. That pursuant to Section 151 of the DGCL and the authority set forth in the Company's Certificate of Incorporation, the board of directors of the Company (the "Board of Directors"), by resolution duly adopted, established a series of preferred stock, $1.00 par value per share, of the Company, designated as "Class A Preferred Stock" (the "Class A"), fixed the total number of shares of such class at 169,629, and established the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of such series and filed a Certificate of Designations, Preferences and Rights of Class A Preferred Stock in the office of the Secretary of State of the State of Delaware on June 30, 1995 (the "Certificate of Designation").

3. That the Board of Directors has duly adopted the following resolutions:

                  RESOLVED: That as of the date hereof no shares of Class A are outstanding and no shares of Class A will be issued subject to the Certificate of Designation.

                  RESOLVED FURTHER: That all matters set forth in the Certificate of Designation with respect to the Class A be eliminated from the Certificate of Incorporation, as heretofore amended, of this corporation.

                  RESOLVED FURTHER: That all 169,629 shares of Class A shall resume the status of authorized but unissued shares of preferred stock, par value $1.00 per share, of the Company.

                  RESOLVED FURTHER: That the Certificate of Elimination hereby is approved.

                  RESOLVED FURTHER: That each officer of this corporation hereby is authorized and directed, by and on behalf of this corporation and in its name, to execute the Certificate of Elimination and to cause the Certificate of Elimination to be filed with the Secretary of State of the State of Delaware, but with such changes therein as the officer filing the same shall deem to be necessary or advisable, the filing of the Certificate of Elimination with the Secretary of State of the State of Delaware to be conclusive evidence of the approval of any such changes.

                  RESOLVED FURTHER: That each officer of this corporation hereby is authorized and directed, by and on behalf of this corporation and in its name, to execute and deliver such documents and to take such other actions as such officer may deem to be necessary or advisable to effect the purposes of the foregoing resolutions.

4. That no shares of Class A are outstanding, and no shares of Class A will be issued pursuant to the Certificate of Designation.

5. That all matters set forth in the Certificate of Designation with respect to Class A be, and they hereby are, eliminated from the Certificate of Incorporation, as heretofore amended, of the Company and that, accordingly, all 169,629 shares of Class A shall resume the status of authorized but unissued shares of preferred stock, par value $1.00 per share.

                      The next page is the signature page.


          IN WITNESS WHEREOF, the Company has caused this Certificate of Elimination to be executed by its duly authorized officer on this second day of September 2005.



                                                   DIODES INCORPORATED


                                                   By   /s/ Carl C. Wertz
                                                        ------------------------
                                                        Carl C. Wertz,
                                                        Secretary